Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moqizone Holding Corporation
Hong Kong, China

Gentlemen:

We consent to the use of our report dated April 15, 2010 accompanying the financial statements of  Moqizone Holding Limited contained in the Form S-1 under the Securities Exchange Act of 1933.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
October 14, 2010